Exhibit 99.2

PROXY

CYTYC CORPORATION

Proxy for Special Meeting of Stockholders

[            ], 2007

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints A. Suzanne Meszner-Eltrich and Timothy M. Adams and each or both of them, proxy, with full power of substitution, to vote all shares of stock of Cytyc Corporation (the “Company”) that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on [            ], [            ], 2007 at [            ] a.m., local time, at The Hilton Boston Logan Airport, 85 Terminal Road, Boston, MA 02128, and at any postponements or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus dated [            ], 2007, a copy of which has been received by the undersigned.

This proxy when properly executed will be voted as directed by the undersigned on the proposals listed on the reverse side of this proxy. If no direction is specified with regard to a proposal, this proxy will be voted “FOR” any such proposal.

The Board of Directors unanimously recommends a vote “FOR” the proposal to adopt the Agreement and Plan of Merger, dated as of May 20, 2007, among the Company, Hologic, Inc. and Nor’easter Corp. (the “Merger Agreement”), and the transactions contemplated thereby, including the merger, and “FOR” the proposal to approve the adjournment, including, if necessary, in order to solicit additional proxies in favor of the adoption of the Merger Agreement.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CYTYC CORPORATION

C/O COMPUTERSHARE TRUST COMPANY, N.A.

P.O. BOX 43078

PROVIDENCE, RI 02940-3078

Your vote is important. Please vote immediately.

Vote by Internet • Log on to the Internet and go to http://www.investorvote.com • Follow the steps outlined on the secured website.	OR

Vote by Telephone

•     Call toll-free 1-800-652-VOTE (1-800-652-8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•     Follow the instructions provided by the recorded message.

INTERNET AND TELEPHONE VOTING ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

UNTIL 11:59 P.M., NEW YORK CITY TIME, ON [            ], 2007

If you vote over the Internet or by telephone, please do not mail your card.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE,

FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

☒	Please mark votes as in this example.	#CYT

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2 SET FORTH BELOW.

PROPOSAL 1 The Board of Directors unanimously recommends a vote “FOR” Proposal 1.	FOR	AGAINST	ABSTAIN

Proposal 1. To adopt the Agreement and Plan of Merger, dated as of May 20, 2007 (the “Merger Agreement”), among Cytyc, Hologic, Inc. (“Hologic”) and Nor’easter Corp., a wholly owned subsidiary of Hologic formed for the purpose of the merger (“MergerSub”), and the transactions contemplated thereby, including the merger, pursuant to which Cytyc will merge with and into MergerSub, with MergerSub continuing as the surviving corporation under the name “Cytyc Corporation” and as a wholly owned subsidiary of Hologic.

	☐	☐	☐

PROPOSAL 2 The Board of Directors unanimously recommends a vote “FOR” Proposal 2.	FOR	AGAINST	ABSTAIN

Proposal 2. If submitted to a vote of Cytyc stockholders, to approve an adjournment of the Cytyc special meeting, including, if necessary, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there are not sufficient votes for that proposal at the time of the meeting.

	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date: